                       AMENDMENT TO CUSTODIAN AGREEMENT
                       --------------------------------

The Custodian Agreement between the RiverSource Funds and Ameriprise Trust Company, dated October 1, 2005, is hereby amended effective as of September 14, 2006:

Addendum A is amended and restated on the following page.

All other provisions of the Custodian Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment as of the 1st day of December, 2006.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE RETIREMENT SERIES TRUST
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RIVERSOURCE STRATEGY SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - INCOME SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - INVESTMENT SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - MANAGED SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - MANAGERS SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - MONEY MARKET SERIES, INC.
RIVERSOURCE VARIABLE PORTFOLIO - SELECT SERIES, INC.



By: /s/ Patrick T. Bannigan
    -----------------------
        Patrick T. Bannigan
        President


AMERIPRISE TRUST COMPANY



By: /s/ Chandrakant A. Patel
    ------------------------
        Chandrakant A. Patel
        Vice President

                                  ADDENDUM A
           RIVERSOURCE FUNDS' INVESTMENT IN OTHER RIVERSOURCE FUNDS

                              September 14, 2006
                              ------------------

Each Fund-of-Funds (noted on Schedule A) that invests in underlying RiverSource funds and any other Fund listed in Schedule A that invests a portion of its assets in RiverSource Short-Term Cash Fund agree that the Custodian is entitled to rely upon RiverSource Service Corporation, the Funds' transfer agent, which shall maintain in book-entry form, on behalf of the Custodian, a record of the shares of RiverSource Fund held by the Funds, and to delegate to RiverSource Service Corporation responsibility for reporting to the Fund.